EXHIBIT 23.1



                       Shatswell, MacLeod & Company, P.c.
                          Certified Public Accountants
                                 83 Pine Street
                     West Peabody, Massachusetts 01960-3635
                            Telephone (978) 535-0206
                            Facsimile (978) 535-9908







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statements on Form S-8 of New England Bancshares, Inc., of our report dated April 21, 2005, on the consolidated balance sheets of New England Bancshares, Inc. and Subsidiary as of March 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders' equity accounts and cash flows for the years then ended, appearing in the prospectus filed with the SEC by the Registrant (File No. 333-128277) pursuant to Rule 424(b)(3).



                                           /s Shatswell, MacLeod & Company, P.C.
                                           -------------------------------------
                                           SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
June 13, 2006